UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
December 28, 2021

Commission File Number: 0-29923

Orbital Energy Group, Inc.
(Exact Name of registrant as specified in Its Charter)

Colorado	84-1463284
(State or jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1924 Aldine Western, Houston, Texas	77038
(Address of Principal Executive Offices)	(zip code)

(832) 467-1420
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	OEG	Nasdaq Capital Market

Item 2.05 Costs Associated with Exit or Disposal Activities.
Item 2.06 Material Impairments.

On December 28, 2021, the Board of Directors of Orbital Energy Group, Inc. (the “Company”, “we”, “us”) approved management’s recommendation for certain restructuring and costs reduction actions to strategically reposition the Company’s business to focus upon a strategy to build an infrastructure services company serving the electric power, telecommunications and renewable markets by disposing of two (2) of its subsidiaries.  The two subsidiaries are:

●              Orbital Gas Systems, North America, Inc. (“OGSNA”);
●              Orbital Gas Systems, Ltd. (“Orbital UK”).

OGSNA and Orbital UK are collectively referred to as the “Orbital Gas Subsidiaries."

The Orbital Gas Subsidiaries provide proprietary gas measurement and sampling technologies and the integration of process control and measuring/sampling systems.  They are legacy businesses that predate the retention of our current CEO, Jim O’Neil, whose strategy is to build an infrastructure services company serving the electric power, telecommunications and renewable markets.  It was determined that the Orbital Gas Subsidiaries were not strategic to nor fit within the Company’s future initiatives.  The disposition of the Orbital Gas Subsidiaries will facilitate the Company’s restructuring and cost savings initiatives and are intended to realign and simplify its business structure and better position the Company for future growth and improved profitability.

At this time, we are unable to make a good faith determination of the cost estimates or range of cost estimates, disposal costs or for charges relating to impairment of the Orbital Gas Subsidiaries’ assets associated with the disposal of the Orbital Gas Subsidiaries.  The Company will timely file an amendment to this current report on Form 8-K after its determination of such cost estimates or range of cost estimates and related impairment charges as they become available for each of the Orbital Gas Subsidiaries.  At this time the Company does not expect to terminate employees under a plan of termination for the Orbital Gas Subsidiaries, other than in the normal course of business, as these subsidiaries will be held for sale as operating entities.  Notwithstanding the foregoing, our management does not believe that the disposal costs and impairment charges associated with disposal of the Orbital Gas Subsidiaries will have a material adverse effect on our future financial performance because of the anticipated cost savings and elimination of negative cash flow associated with the Orbital Gas Subsidiaries.

We expect to sell Orbital UK in the first quarter of 2022.  We will begin actively soliciting interests for the acquisition of OGSNA, which we anticipate selling during 2022.  However, the actual timing of such dispositions and the disposal costs and impairment charges associated with these actions may differ from our current expectations and such differences may be material.

As a result of the commitment by our Board to dispose of the Orbital Gas Subsidiaries assets (excluding cash and cash equivalents) and liabilities with an aggregate carrying value at September 30, 2021 of approximately $17.0 million and $6.1 million, respectively, will be transferred  and classified as assets held for sale under U.S. GAAP.

This Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  The words “believe,” “expect,” “anticipate,” “intend,” “estimate,”  “forecast,” “project,” “plans,” “goals,” “should” and similar expressions are intended to identify “forward-looking statements”.  These statements reflect our management’s expectations or beliefs as of the date of this Form 8-K.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  In particular, statements regarding the Company’s restructuring and cost-savings plans through the disposition of the Orbital Gas Subsidiaries constitute forward-looking statements.  These forward-looking statements are subject to significant risks that could cause actual results to differ materially from the expectations reflected in the forward-looking statements.  Such risks include, without limitation, that: we may be unable to achieve our anticipated results form the business restructuring initiatives; implementation of the cost-saving and business restructuring initiatives may take more time or cost more than expected; we may not be able to sell the Orbital Gas Subsidiaries in a timely fashion or on favorable terms; the anticipated cost-saving initiatives may not be achieved, or they may be materially less than anticipated; and the restructuring may result in disruption in delivery of services to our customers.  More information concerning potential factors that could affect future financial results is included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and in subsequent filings with the U.S. Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Signed and submitted this 3rd day of January, 2022.

Orbital Energy Group, Inc.
(Registrant)

By:	/s/ William Clough
William Clough
Chief Legal Officer